Exhibit 10.14

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is made as of October 20, 2025 or such other date as may be mutually agreed to in writing by the parties hereto, between Nano Dimension Ltd., (the “Parent”), Markforged, Inc., (the “Company” and together with its subsidiaries and Parent and its subsidiaries, the “Company Group”) and John Brenton (the “Executive”).

1.
Employment.

(a)
Term. The term of Executive’s employment with the Company pursuant to this Agreement shall commence as of November 2, 2025 (the “Start Date”). The Executive’s employment with the Company under this Agreement is “at will” and may be terminated by either party at any time and for any reason subject to the terms of this Agreement (the period of time during which Executive is employed by the Company, the “Employment Term” and the date on which the Executive’s employment with the Company is terminated, the “Termination Date”).

(b)
Position and Duties. During the Term, Executive shall have the title of “Chief Financial Officer” and shall report directly to the Chief Executive Officer of Parent. In such capacity, Executive shall perform such services and duties in connection with the business, affairs and operations of Company Group as may lawfully be directed, assigned or delegated to Executive from time to time by the Chief Executive Officer and/or the Board of Directors of Parent (the “Board”). During the Term, Executive shall devote Executive’s full business time and efforts to the business and affairs of the Company Group. Notwithstanding the foregoing, Executive may engage in religious, charitable or other community activities as long as such activities are disclosed in advance and in writing to the Board and do not interfere with Executive’s performance of his duties to the Company Group. If requested by the Board, Executive shall serve as a director and/or officer of the Company or Parent for no additional consideration (aside from what is already provided for in this Agreement).

(c)
Place of Performance. Executive shall be based in Waltham, Massachusetts, except for travel that is required in connection with Executive’s employment hereunder.

2.
Compensation and Related Matters. Subject to the approval of (i) the Compensation Committee (the “Committee”) of the Board and (ii) the Board, the following shall apply:

(a)
Base Salary. During the Term, Executive’s annual base salary shall be at an annualized rate of $325,000, which shall be payable in a manner that is consistent with the Company’s usual payroll practices for senior-level employees in effect from time to time.

(b)
Annual Bonus. During the Term, Executive will have the opportunity to receive a discretionary annual bonus for each calendar year in which Executive is employed by the Company

(each, an “Annual Bonus”), in the amount of $150,000, subject to applicable tax withholdings, subject to the satisfaction of performance goals to be set by the Board within its discretion and, if earned, shall be payable in a manner that is consistent with the Company Group’s usual practices for senior-level employees in effect from time to time; provided that, for 2025 Executive will only be eligible to receive a pro-rated Annual Bonus based on the number of days the Executive is employed by the Company Group for 2025. Notwithstanding anything herein to the contrary, in order to be eligible to receive an Annual Bonus, Executive must be employed by the Company on the date that such Annual Bonus is paid.

(c)
Expenses. Executive shall be entitled to receive reimbursement for all reasonable and documented out-of-pocket expenses incurred by Executive during the Term in performing services hereunder, in accordance with the expense reimbursement policies and procedures that are then in effect and established by the Company Group.

(d)
Equity. Promptly following the date of this Agreement, subject to the approval of the Board, Parent shall grant Executive an award of 135,000 restricted share units (the “RSUs”). The RSUs shall be subject to the terms and conditions of Parent’s Employee Stock Option Plan (2015), as amended from time to time (the “Equity Plan”) and shall vest in four (4) equal semi-annual installments over the two-year period following the Start Date, subject to Executive’s continued service with the Company Group through each such vesting date. Additionally, the Committee will determine any annual grant of equity awards, including the amount, type and terms of such equity awards, taking into consideration prevailing market compensation data for executives in comparable roles.

(e)
Other Benefits. During the Term, Executive shall be eligible to participate in or receive benefits under the Company Group’s employee benefit plans and programs in effect from time to time, subject to the terms of such plans and programs. Nothing obligates the Company Group to implement or maintain any particular benefit plan or program; and the Company Group reserves the right to modify or terminate any benefit plan or program at any time, as required by applicable law.

3.
Termination of Employment. For purposes of this Section 3, a termination of the Executive’s employment shall only occur if Executive ceases to be employed by any the Company Group.
(a)
Termination on Death or Disability. In the event of the death of the Executive during the Term, or in the event the Company terminates the employment of Executive as a result of a Disability (as defined below), the Company shall pay to the Executive or the estate or other legal representative of Executive (as appropriate): (i) the base salary provided for in Section 2(a) (at the annual rate then in effect) accrued to the Termination Date and not theretofore paid, (ii) if applicable, all unused, earned paid time off through the Termination Date at the base salary rate then in effect, and (iii) the amount of any documented out of pocket expenses properly incurred by Executive on behalf of the Company prior to any such termination and not yet reimbursed (collectively, the “Accrued Amounts”). Regardless of the reason for Executive’s employment termination, any portion of the Accrued Amounts that are required by applicable law to be paid on the Termination Date shall be paid on the Termination Date, and such other amounts not required by applicable law to be paid on the Termination Date shall be payable when such amounts would have been paid had Executive’s employment not been terminated, but no later than sixty (60) days after the Termination Date.

(b)
Termination for Cause or Without Good Reason. In the event the Company terminates the employment of Executive for Cause (as defined below), or Executive terminates his employment without Good Reason (as defined below), the Company shall pay to Executive, in accordance with the Company’s customary payroll procedures and applicable laws, the Accrued Amounts.

(c)
Termination Without Cause or for Good Reason. In the event the Company terminates the employment of Executive without Cause (other than as a result of a Disability), or Executive terminates his employment for Good Reason, the Company shall:

(i)
pay to Executive, in accordance with the Company’s customary payroll procedures and applicable laws, the Accrued Amounts;

(ii)
subject to (x) Executive’s compliance with Executive’s continuing obligations, (y) Executive’s execution of a release of claims (the “Release”), and (z) the Release becoming effective and no longer being subject to revocation on or within 60 days following the date of termination (or such lesser period set forth in the Release) (the date on which the Release becomes effective and is no longer capable of being revoked, the “Release Effective Date”), provide to Executive “Severance” (as defined below).

(A)
“Severance” shall mean (1) nine (9) months of Executive’s base salary (at the annual rate in effect on the Termination Date); (2) continuation of group health plan benefits to the extent authorized by and consistent with 29 U.S.C. § 1161 et seq., with the cost of the regular premium for such benefits shared in the same relative proportion by the Company and the Executive as in effect on the Termination Date until the earlier of the end of the nine (9)-month severance period, and the date the Executive becomes eligible for health benefits through another employer or otherwise become ineligible for COBRA; and (3) notwithstanding anything to the contrary in the applicable bonus plan, if Termination Date occurs between the end of a calendar year and the date of payouts of annual bonuses for such calendar year, the Company shall pay Executive the annual bonus for such recently completed calendar year (the “Prior Year Bonus”), which the Company shall determine in good faith and pay in accordance with the terms of the applicable bonus plan. The Severance provided in the foregoing clauses (1) and (2) shall be payable in equal installments over the number of months of Severance owed in accordance with the Company’s normal payroll practices, but no less frequently than monthly, commencing on the first regularly scheduled payroll date of the Company following the Release Effective Date.
(B)
Notwithstanding Section 3(c)(ii)(A), in the event such termination without Cause or resignation for Good Reason occurs on or within twelve (12) months following a Change in Control (as defined below): clause (1) of the Severance shall instead be twelve (12) months of Executive’s base salary (at the annual rate in effect on the Termination Date) plus Executive’s target bonus for the year in which the Termination Date occurs, prorated for the number of days Executive was employed during such year, and clause (2) of the Severance shall instead be twelve (12) months of continuing health benefits, in each case, payable in twelve (12) equal installments on the first regularly scheduled payroll date of the Company following the Release Effective Date, and the remainder of the Severance shall remain as provided in Section 3(c)(ii)(A).
(C)
Notwithstanding anything herein to the contrary, to the extent the Severance constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the 60-day period within which to execute the Release begins in one calendar year and ends in a second calendar year, the payment of Severance shall be paid or commence to be paid in the second calendar year by the last day of such 60-day period.

(d)
Certain Definitions. For purposes of this Agreement:

(i)
“Cause” means: (i) conduct by Executive constituting an act of misconduct in connection with the performance of Executive’s duties, including, without limitation, misappropriation of funds or property of the Company or any of its subsidiaries or affiliates other than the occasional, customary and de minimis use of such property for personal purposes; (ii) the commission by Executive of (A) any felony or (B) a misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) any conduct by Executive that would reasonably be expected to result in injury or reputational harm to the Company or any of its subsidiaries and affiliates if Executive were retained in Executive’s position; (iv) continued non- performance by Executive of Executive’s duties to the Company or any of its subsidiaries and affiliates (other than by reason of Executive’s physical or mental illness, incapacity or Disability) which has continued for more than 30 days following written notice of such non-performance from the Board; (v) a material violation by Executive of the Company’s written employment policies or code(s) of conduct; (vi) failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Board or the Company to cooperate, or the destruction or failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation; or (vii) failure to abide by any material provision of any confidentiality, non-competition, non-solicitation, assignment, or restrictive covenant agreement Executive has with the Company.

(ii)
“Change in Control” means (i) the sale or transfer by the Company of all or substantially all of its assets (which means at least 70% or more of its assets) on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding shares immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding share or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, or (iii) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company, but only to the extent such events constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company that complies with the requirements set forth in Treas. Reg. 1.409A-3(i)(5).

(iii)
“Code” means the Internal Revenue Code of 1986, as amended.

(iv)
“Disability” means that the Company has determined that Executive is disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(v)
“Good Reason” means that Executive has complied with the Good Reason Process (hereinafter defined) following the occurrence of any of the following events without

Executive’s consent: (i) a material diminution in Executive’s base salary except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company; (ii) a material diminution in Executive’s responsibilities, authority, or duties; (iii) a material change in the principal geographic location at which Executive is required to provide services to the Company; (iv) the Executive reporting to a role other than the Chief Executive Officer of the Company, or (v) a material breach by the Company of this Agreement.

(vi)
“Good Reason Process” means that (i) Executive reasonably determines in good faith that a Good Reason condition has occurred; (ii) Executive notifies the Company in writing of the first occurrence of the Good Reason condition within 30 days of the first occurrence of such condition; (iii) Executive cooperates in good faith with the Company’s efforts, for a period not less than 30 days following such notice (the “Cure Period”), to remedy the condition; (iv) notwithstanding such efforts, the Good Reason condition continues to exist; and (v) Executive terminates Executive’s employment within 60 days after the end of the Cure Period. If the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred.

4.
Continuing Obligations.

(a)
Restrictive Covenants Agreement. As a condition of Executive’s employment, Executive is required to enter into the Restrictive Covenants Agreement enclosed with this Agreement (attached hereto as Exhibit A). For purposes of this Agreement, the obligations in this Agreement and those that arise in the Restrictive Covenants Agreement and any other agreement relating to confidentiality, assignment of inventions, or other restrictive covenants shall collectively be referred to as the “Continuing Obligations.”

(b)
Third Party Agreements and Rights. Executive hereby confirms that Executive not bound by the terms of any agreement with any previous employer or other party which restricts Executive’s engagement in the Company Group’s, business in any way, other than confidentiality restrictions (if any). Executive represents to the Company Group that Executive’s execution of this Agreement, Executive’s employment with the Company and the performance of Executive’s proposed duties for the Company Group will not violate any obligations Executive may have to any such previous employer or other party. In Executive’s work for the Company Group, except as permitted by the Company Group, Executive will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and Executive will not bring to the premises of the Company any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

5.
Withholding. All payments made by the Company to Executive under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law.

6.
Assignment; Successors and Assigns. Executive may not make any assignment of this Agreement or any interest herein, by operation of law or otherwise. The Company may assign its rights under this Agreement without any further consent to any person or entity, including any successor in interest to the Company and including in the event that the Company shall effect a reorganization, consolidate with or merge into any other corporation, limited liability company, partnership, organization or other entity, or transfer all or substantially all of its properties or assets to any other corporation, limited liability company, partnership, organization or other entity, in which event all references to the “Company” shall be deemed to mean the assignee or a designated affiliate of the assignee. Executive hereby consents to such assignment as set forth in the immediately preceding sentence and further acknowledges and agrees that no further consent by Executive is necessary to make such assignment. This Agreement shall inure to the benefit of and be binding upon the Company and Executive, and their respective successors, executors, administrators, heirs and (in the case of the Company) permitted assigns.

7.
Severability. Each provision and portion thereof in this Agreement is intended to be and is severable. If any one or more of the provisions (or portions thereof) contained in this Agreement shall for any reason be determined by a court of competent jurisdiction to be unenforceable, such court shall reform such provision (to the extent permitted by law) to the minimum extent required so that the reformed provision (or portion thereof) is enforceable under applicable law. If, following implementation of the preceding sentence, any provisions (or portions thereof) contained in this Agreement shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions or portions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or portion had never been contained herein, and each other provision and portion shall be valid and enforceable to the fullest extent permitted by law.

8.
Survival. The provisions of this Agreement shall survive the termination of this Agreement and/or the termination of Executive’s employment to the extent necessary to effectuate the terms contained herein.

9.
Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

10.
Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and (a) delivered in person; (b) sent by a nationally recognized overnight courier service; or (c) sent by registered or certified mail, to Executive at the last home address Executive has on file with the Company or, in the case of the Company or Parent, at its main office address, attention of the Board, with a copy sent by email to each member of the Board at the time such notice is given.

11.
Integration. This Agreement and the Restrictive Covenants Agreement (which is incorporated by reference into this Agreement) (combined, the “Employment Documents”) constitute the entire agreement between the parties with respect to the subject matter hereof (i.e., Executive’s employment with the Company) and supersede all prior agreements between the parties with respect to the subject matter hereof, including, without limitation, any offer letter, employment agreement or other agreement or understanding relating to compensation, benefits, or other terms and conditions of employment between the Company and Executive; provided that, notwithstanding the foregoing, the Employment Documents do not in any way merge with or supersede, but rather, are in addition to and supplement any confidentiality, non-competition, non-solicitation, assignment, or restrictive covenant agreement Executive has with, owes to, has been assigned to, and/or inures to the benefit of the Company Group or any of its subsidiaries, affiliates, or related entities under any other agreement or applicable law.

12.
Amendment. This Agreement may be amended or modified only by a written instrument signed by Executive and by a duly authorized representative of the Company and Parent.

13.
Governing Law; Waiver of Jury Trial. This Agreement shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of laws principles of such State that may lead to the application of the laws of any other jurisdiction. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR EXECUTIVE’S EMPLOYMENT WITH THE COMPANY.

14.
Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile, PDF or other electronically-delivered signature), each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

15.
Section 409A.

(a)
Anything in this Agreement to the contrary notwithstanding, if at the time of the Executive’s separation from service within the meaning of Section 409A of the Code, the Company determines that the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Executive becomes entitled to under this Agreement on account of the Executive’s separation from service would be considered deferred compensation otherwise subject to the twenty percent (20%) additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) six (6) months and one (1) day after the Executive’s separation from service, or (B) the Executive’s death. If any such delayed cash payment is otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the six- (6)-month period but for the application of this provision, and the balance of the installments shall be payable in accordance with their original schedule.

(b)
All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by the Company or incurred by the Executive during the time periods set forth in this Agreement. All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in- kind benefits provided or reimbursable expenses incurred in one (1) taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses). Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

(c)
To the extent that any payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A of the Code, and to the extent that such payment or benefit is payable upon the Executive’s termination of employment, then such payments or benefits shall be payable only upon the Executive’s “separation from service.” The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h).

(d)
The parties intend that this Agreement will be administered in accordance with Section 409A of the Code. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A of the Code. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party.

(e)
Neither Parent nor the Company makes any representation or warranty and shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement shall be effective as of the Start Date.

NANO DIMENSION LTD.

By: /s/ David Stehlin

Name: David Stehlin

Title: Chief Executive Officer

Date:10/27/2025

MARKFORGED, INC.

By: /s/ David Stehlin

Name: David Stehlin

Title: Chief Executive Officer

Date: 10/27/2025

JOHN BRENTON

/s/ John Brenton

Date: 10/21/2025

EXHIBIT B

RESTRICTIVE COVENANT AGREEMENT

This Restrictive Covenant Agreement (this “Agreement”) is knowingly and voluntarily made and entered into as of October 20, 2025, by and between Markforged, Inc., a Delaware corporation (the “Company”), and the individual whose name is set forth on the signature page hereto (hereinafter, the “Employee”). Certain capitalized terms are defined in Section 7 below.

1.
Confidential Information. Except as otherwise provided in this Agreement, the Employee shall not at any time divulge, communicate, use to the detriment of the Company or any Related Entity, use for the benefit of himself or herself or any other Person, or misuse in any way, any Confidential Information. Any Confidential Information now or hereafter acquired by the Employee shall be deemed a valuable, special and unique asset of the Company and the Related Entities that is received by the Employee in confidence and as a fiduciary, and the Employee shall remain a fiduciary to the Company and the Related Entities with respect to all such Confidential Information. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Employee from disclosing Confidential Information as required to perform the Employee’s duties to the Company or any Related Entity or to the extent required by law. If any Person makes a demand on the Employee purporting to legally compel him or her to divulge any Confidential Information, the Employee shall as promptly as reasonably practicable give notice of the demand to the Company (unless such notice is prohibited by law) so that the Company may first assess whether to challenge the demand prior to the Employee’s divulging of such Confidential Information. The Employee shall not, unless required by law, divulge such Confidential Information until the Company either has concluded not to challenge the demand, or has exhausted its challenge, including appeals, if any. Following the Termination Date and at any other time upon the Company’s request, the Employee shall deliver promptly to the Company all memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media and other documents (and all copies thereof) containing Confidential Information other than the copies of the Employee’s agreements with the Company or any Related Entity, which the Employee may retain.

2.
Non-competition. The Employee and the Company agree that the Employee holds or will hold a unique position of trust and confidence that will afford him or her access to Confidential Information, including trade secrets, such that the Company and the Related Entities would likely suffer significant and irreparable harm from the Employee competing with the Company or any Related Entity during the Employee’s employment with the Company or any Related Entity and/or after the Termination Date. The Employee and the Company further agree that the Company and the Related Entities do business throughout the United States. Accordingly, subject to the state-specific modifications in Appendix A, in consideration of the foregoing, at all times during the Restricted Period the Employee shall not, directly or indirectly (whether as a principal, agent, partner, employee, officer, investor, owner, consultant, director, manager, security holder, creditor or otherwise), engage in any Competitive Activity (including through an investment firm), or have any direct or indirect interest in any Person that engages in a Competitive Activity (including through an investment firm); provided that the foregoing shall not apply to the acquisition by the Employee, solely as a passive investment (and not, for the avoidance of doubt, providing consulting or other advice with respect to such investment), of securities of any issuer that are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, and that are listed or admitted for trading on any United States national securities exchange, provided that such securities represent less than two percent (2%) of such issuer’s capital stock.

3.
Non-solicitation of Employees and Certain Other Third Parties. At all times during the Restricted Period, the Employee shall not, directly or indirectly, for himself or herself or for any other Person (i) employ or attempt to employ, or enter into any contractual arrangement of the Company with, any current or former employee, consultant or independent contractor of the Company or any Related Entity other than a former employee, consultant or independent contractor whose employment or engagement with the Company and its Related Entities ceased more than one (1) year prior thereto, (ii) solicit or engage in business with any of the actual or targeted prospective customers or clients of the Company or any Related Entity, on behalf of any Person in connection with any Competitive Activity, other than in connection with the performance of the Employee’s duties for the Company or any Related Entity, or (iii) persuade or encourage or attempt to persuade or encourage any Person with whom the Company or any Related Entity does business or has some business relationship to cease doing business or to terminate or alter its business relationship with the Company or any Related Entity or to engage in any Competitive Activity on its own or with any competitor of the Company or any Related Entity; provided, that the foregoing shall not prohibit non-targeted solicitations or search inquiries, open notices or general media advertisements.

4.
Ownership of Developments.

(a)
Generally. All processes, concepts, techniques, inventions and works of authorship, including new contributions, improvements, formats, packages, programs, systems, machines, compositions of matter manufactured, developments, applications and discoveries, and all copyrights, patents, trade secrets, or other intellectual property rights associated therewith (collectively, “Inventions”) conceived, invented, made, developed or created by the Employee during the Employee’s employment with the Company or any Related Entity either (i) during the course of performing work for the Company or any Related Entity, or any of their respective clients, or (ii) which was conceived, invented, developed or created using Confidential Information or other property of the Company or any Related Entity, and all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including damages and payments for past, present and future infringements relating to any of the foregoing (collectively, the “Work Product”) shall belong exclusively to the Company and the Related Entities and shall, to the extent possible, be considered a work made for hire by the Employee for the Company and the Related Entities within the meaning of Title 17 of the United States Code. To the extent the Work Product may not be considered work made for hire by the Employee for the Company and the Related Entities, the Employee agrees to assign, and hereby automatically assigns at the time of creation of the Work Product, without any requirement of further consideration, to the Company, or one or more of its designees, any right, title, or interest the Employee may have in such Work Product. Employee agrees the assignment of the Work Product includes all rights of paternity, integrity, attribution and withdrawal and any other rights known as, or substantially similar to, “moral rights.” To the extent such moral rights may not be assigned under applicable law, Employee hereby waives such moral rights and consents to any action in connection therewith, including any violation of such moral rights, in the absence of such consent. Upon the request of the Company, the Employee shall take such reasonable actions, including review, execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment. The Employee shall further: (i) promptly disclose the Work Product to the Company;

(ii) assign to the Company or its assignee, without additional compensation, all patent or other rights to such Work Product for the United States and foreign countries; (iii) sign all papers necessary to carry out the foregoing; and (iv) give testimony in support of the Employee’s inventions of Work Product, all at the sole cost and expense of the Company. If the Company or any Related Entity is unable because of Employee’s mental or physical incapacity, unavailability, refusal or for any other reason to secure Employee’s signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Work Product assigned to the Company or any Related Entity as above, then Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee’s agent and attorney in fact, to act for and in Employee’s behalf and stead to execute and file any such applications, execute all required documentation and to do all other lawfully permitted acts to further the prosecution, issuance and maintenance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Employee. Employee understands and agrees that the decision whether or not to use, exploit, commercialize or market any Work Product developed by Employee solely or jointly with others is within the Company and the Related Entities’ sole discretion and for the Company and the Related Entities’ sole benefit and that no royalty or other consideration will be due to Employee as a result of the Company or any Related Entity’ efforts to use, exploit, commercialize or market any such Work Product. Notwithstanding anything herein to the contrary, the provisions of this Agreement requiring or relating to the assignment of Inventions to the Company do not apply to any Invention for which no equipment, supplies, facility or trade secret information of the Company or any Related Entity was used and which was developed entirely on the Employee’s own time, and (1) which does not relate (a) directly to the business of the Company or any Related Entity or (b) to the Company’s or any Related Entity’ actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by the Employee for the Company or any Related Entity. The Employee shall promptly notify the Company in writing of any Inventions that the Employee believes are eligible for the exclusion described in the immediately preceding sentence.

(b)
Records. Employee shall maintain adequate and current written records of all Work Product made by Employee (solely or jointly with others) while Employee is employed by or providing services to the Company or any Related Entity. Such records will be available to and remain the sole property of the Company and the Related Entities at all times.
(c)
Prior Inventions and Other Inventions. The Employee will not include in any Inventions that the Employee delivers to the Company or any Related Entity or use on their behalf, without the prior written approval of the Company, any material which is or will be patented, copyrighted or trademarked by the Employee or others unless the Employee provides the Company with the written permission of the holder of any patent, copyright or trademark owner for the Company to use such material in a manner consistent with then-current Company policy. If in the course of Employee’s employment with the Company, the Employee incorporates or incorporated into a product, process or service of the Company or any Related Entity an Invention which the Employee has not prepared or originated in the performance of the Employee’s services to the Company and the Related Entities, but which the Employee provides or provided to the Company or the Related Entities or incorporates or incorporated in any product or system of the Company or any Related Entity, and which is owned by Employee or in which Employee has an interest (a “Prior Invention”), Employee hereby grants to the Company and the Related Entities a non-exclusive, royalty-free, fully paid-up, irrevocable, transferable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with any product, process or service and to practice any method related thereto.

5.
Books and Records. All books, records, and accounts relating in any manner to the customers or clients of the Company or any Related Entity, whether prepared by the Employee or otherwise coming into the Employee’s possession during the Employee’s employment with the Company, shall be the exclusive property of the Company and the Related Entities and shall be returned as promptly as practicable to the Company on termination of the Employee’s employment or on the Company’s request at any time.

6.
Non-Disparagement. The Employee agrees that during the Employee’s employment with the Company or any Related Entity and thereafter the Employee will not make any false, misleading or disparaging statements about (i) the Company or any Related Entity, (ii) any of the direct or indirect equity holders of the Company or any Related Entity, or (iii) any of the products, services, directors, managers, officers, employees or customers of any entity described in the immediately preceding clauses (i) or (ii). Notwithstanding the preceding sentence, nothing in this Section 6 shall abrogate or restrict in any manner the Employee’s rights, if any, under Section 7 of the National Labor Relations Act or the Employee’s rights to discuss the terms and conditions of Employee’s employment.

7.
Definitions.

(a)
“Business” means Additive Manufacturing.
(b)
“Competitive Activity” means an activity and/or communication that is of the same or a similar type as the type of activities and/or communications that the Employee engaged in while employed by the Company and that is in direct or indirect competition with the Company or any Related Entity with respect to the Business in any area of the United States, or any state, district, territory, possession or other jurisdiction of the United States, in which the Employee worked for the Company or any Related Entity or over which the Employee had responsibilities for the Company or any Related Entity or with respect to which the Employee performed services for the Company or any Related Entity, or in any other country or jurisdiction anywhere in the world in which the Company or any Related Entity conducts business in which the Employee worked for the Company or any Related Entity or over which the Employee had responsibilities for the Company or any Related Entity or with respect to which the Employee performed services for the Company or any Related Entity or in which the Company and or any Related Entity, to the knowledge of the Employee, is as of the Termination Date taking substantial steps to do business with the Employee’s past or current assistance. “Competitive Activity” shall be limited to the type of activities in which Employee is substantively involved during the twelve

(12) month period prior to the Termination Date. Further the geographical areas will be limited to all territories that Employee has (a) provided services, either directly or remotely, and/or (b) had a material presence or influence in, on behalf of the Company, within the two (2) years prior to the Termination Date

(c)
“Confidential Information” means all “trade secrets,” as defined under applicable law (including non-public information which derives independent economic value,

actual or potential, from not being generally known to, and not being readily ascertainable through proper means by, another person or entity who can obtain economic value from the disclosure or use of the information and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy), and other information about the Company or any Related Entity or any of their respective businesses, disclosed to the Employee or known by the Employee as a consequence of or through the unique position of the Employee’s employment with or services to the Company or any Related Entity (including information conceived, originated, discovered or developed by the Employee and information acquired by the Company or any Related Entity from others) prior to or during the Employee’s employment with the Company or any Related Entity. Confidential Information includes, but is not limited to, (i) such information related to the Company’s or any Related Entity’s inventions, ideas, concepts, designs, computer software, circuits, schematics, formulas, algorithms, strategies, trade secrets, works of authorship, mask works, developmental or experimental work, processes, techniques, improvements, business methods, processes of manufacturing, know-how, data, data bases, financial information and forecasts, product plans, marketing plans and strategies, price lists, client and customer lists and contractual obligations and terms thereof, data, documentation and other information in whatever form disclosed, financial statements, financial projections, business plans, listings and contractual obligations and terms thereof, components of intellectual property, unique designs, methods of manufacturing or other technology and (ii) any of the proprietary playbooks the Company or any of its affiliates, and any work product or derivation of the work product from any of the Company’s or any of its affiliates’ operational tools or other confidential or proprietary information or documents. Confidential Information does not include: (i) information that is or becomes generally publicly known to others who are not under any obligation or other duty of confidentiality to the Company or any Related Entity with respect to the information, without breach by the Employee of Section 1 of this Agreement; (ii) information already known to the Employee before obtaining access to Confidential Information; (iii) information lawfully provided to the Employee by a third party who is not under any obligation or other duty of confidentiality to the Company, any Related Entity or others with respect to the information; and (iv) information that is independently developed by the Employee without the use of Confidential Information as evidenced by the Employee’s written records.

(d)
“Person” means any natural person, sole proprietorship, partnership, corporation, limited liability company, bank, organization, firm, business, joint venture, association, trust or other entity and any government agency, body or authority.

(e)
“Related Entity” means (i) each direct or indirect subsidiary or joint venture of the Company (whether or not wholly owned); and (ii) each direct or indirect parent entity of the Company (whether or not the Company is a wholly owned subsidiary of such direct or indirect parent entity); and (iii) each direct or indirect subsidiary or joint venture of any such direct or indirect parent entity (whether or not a wholly owned subsidiary of such direct or indirect parent entity).

(f)
“Restricted Period” means the Employee’s employment with the Company or any Related Entity and the twelve (12) consecutive months period after the Termination Date, whether Employee’s termination of employment was voluntary or involuntary.

(g)
“Termination Date” means the date on which the Employee’s employment with the Company and the Related Entities terminates.

8.
Acknowledgment by Employee. The Employee acknowledges and confirms that the restrictive covenants contained in this Agreement (including the length of the term of the provisions of this Agreement) are reasonably necessary to protect the legitimate business interests of the Company and the Related Entities. The Employee further acknowledges and confirms that the compensation payable to the Employee by the Company and the Related Entities in consideration for the duties and obligations of the Employee hereunder, including the restrictive covenants contained in this Agreement, and that such compensation is sufficient, fair and reasonable. The Employee agrees that the restrictive covenants set forth in this Agreement are required for the protection of the Company’s legitimate interests, and Employee further agrees that such restrictive covenants do not impose an undue hardship on the Employee. The Employee acknowledges and confirms that the Employee’s special knowledge of the business of the Company and the Related Entities is such as would cause the Company and the Related Entities irreparable harm or loss if the Employee were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company or the Related Entities in violation of the terms of this Agreement. The Employee further acknowledges that the restrictions contained in this Agreement are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company’s successors and assigns. The Employee expressly agrees that upon any breach or violation of the provisions of this Agreement, the Company shall be entitled to seek, in addition to any other rights or remedies it may have, temporary and/or permanent injunctive relief in any court of competent jurisdiction as described in Section 11 hereof and such other damages as are provided at law or in equity. The existence of any claim or cause of action against the Company or the

Related Entities, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement of the restrictions contained in this Agreement.

9.
Reformation by Court. In the event that a court of competent jurisdiction shall determine that any provision of this Agreement is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Agreement within the jurisdiction of such court, such provision shall be interpreted or reformed and enforced as if it provided for the maximum restriction permitted under such governing law.

10.
Extension of Time. If the Employee shall be in violation of any provision of this Agreement, then each time limitation set forth in this Agreement shall be extended for a period of time equal to the period of time during which such violation or violations occur.

11.
Injunction. It is recognized and hereby acknowledged by the parties hereto that a breach by the Employee of any of the covenants contained in this Agreement will cause irreparable harm and damage to the Company, and the Related Entities, the monetary amount of which may be virtually impossible to ascertain. As a result, the Employee recognizes and hereby acknowledges that the Company and/or the Related Entities shall be entitled to seek a temporary and/or permanent injunction (without a requirement to post bond if permitted by the court in which such action is brought) from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in this Agreement by the Employee or any of the Employee’s affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess. Employee and the Company agree that the Related Entities are third-party beneficiaries of Employee’s covenants in this Section 11, and, therefore, have standing and may bring an action under this Section 11 as though they were parties to this Agreement.

12.
Cooperation. Following the Employee’s employment with the Company or any Related Entity, the Employee shall, upon reasonable advance notice with due consideration for the Employee’s other business or personal commitments, attend and provide truthful testimony where deemed appropriate by the Company, with respect to any investigation or the Company’s defense or prosecution of any existing or future claims or litigations or other proceedings relating to matters in which the Employee was involved or potentially had knowledge by virtue of the Employee’s employment with the Company or any Related Entity. Furthermore, Employee shall, for a period of twelve (12) months following the Termination Date, and upon reasonable advance notice and with due consideration for the Employee’s other business or personal commitments, give assistance and cooperation willingly in any matter relating to Employee’s position with the Company or any Related Entity, or the Employee’s expertise or experience, as the Company may reasonably request. In no event shall the Employee’s cooperation materially interfere with the Employee’s services for a subsequent employer or other similar service recipient. To the extent permitted by law, the Company agrees that it shall reimburse the Employee for the Employee’s reasonable, documented and pre-approved expenses in connection with the Employee’s rendering assistance and/or cooperation under this Section 12 upon presentation of documentation for such expenses.

13.
Return of Company Property. Promptly following the Termination Date, the Employee or the Employee’s personal representative shall return all property of the Company and any Related Entity in the Employee’s possession or control, including but not limited to all computer equipment (hardware and software), telephones, facsimile machines, iPads, iPhones, smartphones and other communication devices, credit cards, office keys, security access cards, badges, identification cards and all copies (including drafts) of any documentation or information (however stored) relating to the business of the Company or any Related Entity, or any of their respective customers or clients or prospective customers or clients, other than copies of the Employee’s agreements with the Company or any Related Entity, and the personal computer (after removal of Company Confidential Information) and monitor used at the Employee’s home office, which the Employee may retain. Employee shall certify compliance with this provision in writing within five (5) days following the Termination Date and shall deliver such certification in accordance with the notice provision in Section 19(e) of this Agreement.

14.
Exceptions.

(a)
Generally. Nothing in Section 1 hereof or any other provision of this Agreement prohibits Employee from: reporting possible violations of law or regulation to any governmental agency or entity including but not limited to Department of Justice, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Commission, and any Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal, state or local law or regulation. Employee does not need the prior authorization of the Company to make any such reports or disclosures and the Employee is not required to notify the Company that Employee has made such reports or disclosures. This Agreement does not, in any way, restrict or impede Employee from exercising protected rights to the extent that such rights cannot be waived by agreement, including, but not limited to, employees’ rights under Section 7 of the National Labor Relations Act, or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order, or from divulging information relating to sexual harassment or sexual assault as necessary or required.

(b)
Defend Trade Secrets Act Notice. The Employee is hereby notified in accordance with the Defend Trade Secrets Act that the Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (I) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (II) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. The Employee is further notified that if the Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Employee may disclose the Company’s trade secrets to the Employee’s attorney and use the trade secret information in the court proceeding if the Employee: (i) files any document containing the trade secret under seal; and (ii) does not disclose the trade secret, except pursuant to court order.

15.
Representations, Warranties and Covenants of Employee. The Employee represents, warrants and covenants that:

(a)
The Employee’s employment with the Company will not conflict with or result in the Employee’s breach of any agreement to which the Employee is a party or otherwise may be bound;

(b)
The Employee has not violated, and in connection with the Employee’s employment with the Company will not violate, any non-solicitation, non-competition or other restrictive covenant or agreement of a prior employer or any other Person by which the Employee is or may be bound;

(c)
In connection with the Employee’s employment with the Company, the Employee will not use any confidential or proprietary information that the Employee may have obtained in connection with employment with any prior employer or any other Person other than the Company and its Related Entities; and

(d)
The Employee does not perform, and during the Employee’s employment with the Company will not perform, without the prior written consent of the board of directors of the Company or board of managers of the Company, as applicable, any services for compensation for himself or herself or any other Person other than the Company and its Related Entities, whether as an employee, consultant, director or otherwise.

(e)
If Employee is currently employed by the Company, Employee acknowledges that Employee has been afforded at least ten (10) business days to consider the provisions of Section 2 (Non-competition). If Employee is not currently employed by the Company, Employee acknowledges that Employee has been afforded at least ten (10) business days to consider the provisions of Section 2 (Non-competition) and that Employee received this Agreement, including Section 2 (Non-competition), no later than Employee’s receipt of a formal offer of employment from the Company and at least ten (10) days before the commencement of employment. In the event Employee signs this Agreement within ten (10) business days of receipt of this Agreement from the Company, the provisions of Section 2 (Non-competition), shall not take effect until the eleventh business day after Employee’s receipt of this Agreement

16.
Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to principles of conflict of laws.
17.
Venue. The parties agree that (a) any suit, action or legal proceeding arising out of or relating to this Agreement which is expressly permitted by the terms of this Agreement to be brought in a court of law or which is not subject to an Arbitration Agreement shall be brought solely and exclusively in the State or Federal courts of record in Boston, Massachusetts; (b) consents to the sole and exclusive jurisdiction of each such court in any such suit, action or proceeding; (c) waives any objection which he, she or it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court papers may be effected on such party by certified mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in such courts.

18.
Waiver of Jury Trial. The Employee hereby knowingly, voluntarily and intentionally waives any right that the Employee may have to a trial by jury in respect of any litigation based hereon, or arising out of, under or in connection with this Agreement and any agreement, document or instrument contemplated to be executed in connection herewith, or any course of conduct, course of dealing statements (whether verbal or written) or actions of any party hereto.

19.
Miscellaneous.

(a)
Assignment. The Company shall have the right to assign this Agreement and any or all of its rights and obligations hereunder to any corporation or other entity with or into which the Company may hereafter merge or consolidate or to which the Company may transfer all or any portion of its assets. The Employee shall not assign or transfer this Agreement or any rights or obligations hereunder.

(b)
No Limitation on Prior Agreements. This Agreement shall not supersede, limit or otherwise affect the validity or enforceability of any other non-competition, non-solicitation, non-interference, confidentiality, non-disparagement or similar agreement or instrument by which the Employee is bound for the benefit of the Company or any Related Entity.

(c)
Amendment. This Agreement may not be modified in any way unless by a written instrument signed by both an authorized officer of the Company (other than the Employee) and the Employee.

(d)
Survival. The respective rights and obligations of the parties hereunder shall survive any termination of the Employee’s employment with the Company and/or the Related Entities in accordance with their express terms to the extent necessary to the intended preservation of such rights and obligations.

(e)
Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. Notice shall be sent (i) if to the Company, addressed to Nano Dimension Ltd., Attention: legal department, email: legal@nano-di.com; and (ii) if to the Employee, to the Employee’s address or e-mail address as reflected on the payroll records of the Company, or, in each case, to such other address or e-mail address as either party shall request by notice to the other in accordance with this provision.

(f)
Benefits; Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where permitted and applicable, assigns, including any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

(g)
Right to Consult with Counsel; No Drafting Party. The Employee acknowledges having read and considered all of the provisions of this Agreement carefully and having had the opportunity to consult with counsel of the Employee’s own choosing, and given this, the Employee agrees that the obligations created hereby are not unreasonable. The Employee acknowledges that the Employee has had an opportunity to negotiate any and all of these provisions and no rule of construction shall be used that would interpret any provision in favor of or against a party on the basis of who drafted the Agreement.

(h)
Severability. The invalidity of any one or more of the words, phrases, sentences, clauses, provisions, sections or articles contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, provisions, sections or articles contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, provision or provisions, section or sections or article or articles had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

(i)
Waivers. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

(j)
Damages. Nothing contained herein shall be construed to prevent the Company or the Employee from seeking and recovering from the other damages sustained by either or both of them as a result of its, his or her breach of any term or provision of this Agreement.

(k)
Interpretation. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The terms “include,” “including” and “includes” mean “include,

without limitation,” “including, without limitation” and “includes, without limitation,” respectively.

(l)
No Third-Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto, the Related Entities and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

(m)
Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

NANO DIMENSION LTD.

By: /s/ David Stehlin

Name: David Stehlin

Title: Chief Executive Officer

Date: 10/27/2025

MARKFORGED, INC.

By: /s/ David Stehlin

Name: David Stehlin

Title: Chief Executive Officer

Date: 10/27/2025

JOHN BRENTON

/s/ John Brenton

Date:10/21/2025

Appendix A

State-Specific Modifications

Massachusetts

The following provisions shall apply to Section 2 (Non-competition) only:

•
Section 2 shall not apply to employees who are classified as nonexempt under the Fair Labor Standards Act.

•
In the event that Employee’s employment is involuntarily terminated by the Company without cause or if Employee is laid off, Section 2 only shall be void. For purposes of this Agreement, “cause” shall have the meaning set forth in the Employee’s written employment agreement with the Company. A termination for “cause” may be based on conduct that takes place in or outside of the workplace. The determination as to whether “cause” exists for purposes of this Agreement shall be made in the sole discretion of the Company.

•
Unless the Company provides a written notice to the Employee that meets the requirements of the next sentence, the Restricted Period for purposes of Section 2 shall terminate on the Termination Date. The Company in its sole discretion may elect to extend the Restricted Period for purposes of Section 2 until the date that is twelve (12) months following the Termination Date if the Company provides Employee with written notice of its election:

(a) on or before the last day of Employee’s employment with the Company pursuant to an involuntary termination by the Company for “cause”, or (b) within two weeks after the Company’s receipt of written notice from Employee of his or her resignation from employment (an “Opt-In Notice”). Provided that the Company provides an Opt-In Notice, and provided that Employee complies with the terms of this Agreement, including the non-compete provisions in Section 2, the Company will pay Employee bi-weekly consideration equal to 50% of Employee’s highest annualized base salary within the two (2) years prior to the Termination Date (the “Restricted Period Compensation”), paid on a pro rata basis during the twelve (12) months following the Termination Date (the “Post-Employment Restricted Period”) in accordance with the Company’s normal payroll schedule. These payments will commence on the next regular payroll date following the Termination Date and shall be subject to all applicable withholdings. During the Post-Employment Restricted Period, Employee understands that he or she will not be an employee of the Company and will not be eligible to accrue (i) any bonuses, commissions, or other benefits, including, but not limited to any retirement contributions previously made by the Company; and (ii) any vacation/sick/paid time off. Any vacation/sick/paid time off accrued prior to the Termination Date will be paid in accordance with applicable law and Company policies. If the Company begins paying Employee the Restricted Period Compensation, the Company will continue making payments during the Post-Employment Restricted Period unless Employee: (i) breaches his or her fiduciary duty to the Company; (ii) unlawfully takes property belonging to the Company; or (iii) violates the Agreement in any way; at which time the Company will discontinue payments to the Employee provided that the Post-Employment Restricted Period shall not be affected by such discontinuation of payments. If Employee engages in the actions described in section (i) or (ii) of the immediately preceding sentence, the Post-Employment Restricted Period will be extended an additional twelve (12) months, resulting in a Post-Employment Restricted Period of two (2) years from the Termination Date, provided that compensation shall be paid during such additional twelve (12)-month period. If the Company does not provide an Opt-In Notice, no Restricted Period Compensation shall be paid to Employee. In the event Employee receives severance from the Company, no Restricted Period Compensation shall be paid to Employee (i.e. there shall be no duplication of payments). The Company may elect to provide an Opt-In Notice at its sole discretion.